UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2012

Jabil Circuit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14063	38-1886260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10560 Dr. Martin Luther King, Jr. Street North, St. Petersburg, Florida 33716

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (727) 577-9749

                                                  N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 3, 2012, Jabil Circuit, Inc. (the “Company”) completed its offering (the “Offering”) of an aggregate principal amount of $500.0 million 4.700% senior unsecured notes due 2022 (the “Notes”) pursuant to the Company’s registration statement on Form S-3 (Registration Statement No. 333-177559), which was automatically effective when filed with the Securities and Exchange Commission on October 27, 2011 (the “Registration Statement”).

The Notes were issued pursuant to an Indenture dated as of January 16, 2008, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”), as supplemented by the Officers’ Certificate dated August 3, 2012, that was delivered by certain of the Company’s officers pursuant to Sections 1.2, 3.1 and 3.3 of the Indenture (the “Officers’ Certificate”).

The Notes will mature on September 15, 2022. Interest on the Notes will be payable on March 15 and September 15 of each year, beginning on March 15, 2013. The Notes are senior unsecured obligations of the Company and rank equally with all other existing and future senior unsecured debt obligations.

The Company may redeem all or any part of the Notes at its option at any time prior to their maturity by paying a redemption price equal to the greater of (plus, in each case, accrued and unpaid interest thereon to, but not including, the redemption date): (i) 100% of the aggregate principal amount of the Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments on the Notes discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 50 basis points.

The Indenture contains certain covenants, including, but not limited to, covenants limiting the Company’s ability and/or its subsidiaries’ ability to: create certain liens; enter into sale and leaseback transactions; create, incur, issue, assume or guarantee any funded debt (applicable only to the Company’s “restricted subsidiaries”); guarantee any of the Company’s indebtedness (applicable only to the Company’s subsidiaries); and consolidate or merge with, or convey, transfer or lease all or substantially all of its assets to another person. The Indenture also contains a covenant regarding the repurchase by the Company of the Notes upon a “change of control repurchase event.”

The Company used the Offering’s net proceeds (i) to repay outstanding borrowings under its five-year unsecured revolving credit facility and (ii) for general corporate purposes.

The foregoing descriptions of the Form of Note, Indenture and Officers’ Certificate are qualified in their entirety by reference to the complete terms and conditions of such documents, copies of which are filed and attached hereto Exhibits 4.1, 4.2 and 4.3, respectively, incorporated by reference into this Item 1.01 and incorporated by reference, as necessary, into the Registration Statement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On August 3, 2012, the Company issued a press release announcing the closing of the Offering. A copy of the press release is filed and attached hereto as Exhibit 99.1, and incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
4.1	Form of 4.700% Senior Notes due 2022.
4.2(1)	Indenture, dated January 16, 2008, by and between Jabil Circuit, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.3	Officers’ Certificate of Jabil Circuit, Inc. pursuant to the Indenture, dated August 3, 2012.
99.1	Press Release dated August 3, 2012.

(1)	Incorporated by reference to the Company’s Current Report on Form 8-K filed by the Company on January 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JABIL CIRCUIT, INC. (Registrant)

August 6, 2012	By:	/s/ Sergio Cadavid
Sergio Cadavid
Treasurer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of 4.700% Senior Notes due 2022.
4.2(1)	Indenture, dated January 16, 2008, by and between Jabil Circuit, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.3	Officers’ Certificate of Jabil Circuit, Inc. pursuant to the Indenture, dated August 3, 2012.
99.1	Press Release dated August 3, 2012.

(1)	Incorporated by reference to the Company’s Current Report on Form 8-K filed by the Company on January 17, 2008.

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